EXHIBIT 10.1

FIFTH AMENDMENT TO
REDWOOD TRUST, INC. AMENDED AND RESTATED
EXECUTIVE DEFERRED COMPENSATION PLAN
THIS FIFTH AMENDMENT (this “Fifth Amendment”) to the Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan, as amended (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Redwood Trust, Inc., a corporation (the “Company”), effective as of May 22, 2025 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS
WHEREAS, the Company maintains the Plan;
WHEREAS, pursuant to Section 16(a) of the Plan, the Board has the authority to modify or amend the Plan at any time, subject to certain limitations as set forth in Section 16(a) of the Plan;
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the limit on the number of shares of the Company’s common stock that may be issued to Directors (as defined in the Plan) pursuant to the Directors’ deferral of cash compensation under the Plan, as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
AMENDMENT
1.Section 6.5 of the Plan is hereby amended and restated as follows:
“6.5 Shares Issuable Pursuant to Director Stock Equivalent Subaccounts. The aggregate number of shares of common stock of the Company which may be issued in respect of Director Stock Equivalent Subaccounts under the Plan (including any DERs or other dividends payable in respect of such Director Stock Equivalent Subaccounts) shall be eight hundred thousand (800,000) shares. Any shares distributed pursuant to Director Stock Equivalent Subaccounts under the Plan may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.”
2.This Fifth Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.Except as expressly provided in this Fifth Amendment, all terms and conditions of the Plan shall remain in full force and effect.
(Remainder of page internationally left blank)

EXHIBIT 10.1

* * *
I hereby certify that the foregoing Fifth Amendment was duly adopted by the Board of Directors of Redwood Trust, Inc. on May 22, 2025.
Executed on this 22nd day of May, 2025.
By:
/s/ ANDREW P. STONE
Name: Andrew P. Stone
Title: Executive Vice President, Chief Legal Officer & Secretary